UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 18, 2006

VA Software Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-28369	77-0399299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

46939 Bayside Parkway
Fremont, California 94538
(Address of principal executive offices, including zip code)

(510) 687-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On May 23, 2006, VA Software Corporation (“Company”) issued a press release announcing its financial results for the fiscal quarter ended April 30, 2006. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

The information in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto are being furnished pursuant to Item 2.02 of Form 8-K and shall not, except to the extent required by applicable law or regulation, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Use of Non-GAAP Financial Information

To supplement consolidated financial statements presented in accordance with GAAP, the Company uses non-GAAP measures of operating results, net loss and loss per share, which are adjusted from results based on GAAP to exclude certain expenses. These non-GAAP adjustments are provided to enhance the user's overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results. In addition, because it has historically reported non-GAAP results to the investment community, it believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(b) On May 18, 2006, Kathleen McElwee, the Company’s Senior Vice President and Chief Financial Officer, notified the Company of her resignation, effective June 9, 2006.

(c) Effective immediately following Ms. McElwee’s departure from the Company on June 9, 2006, the Company will appoint Jeffrey Chalmers, age 44, who currently serves as the Company’s Corporate Controller, as Interim Chief Financial Officer, while it searches for a permanent replacement for Ms. McElwee. Mr. Chalmers will serve as the Company’s Interim Chief Financial Officer until the search for a Chief Financial Officer concludes and a new Chief Financial Officer commences employment with the Company.

Mr. Chalmers joined the Company as its Corporate Controller in December 2005. From September 2003 to September 2005, Mr. Chalmers served as Corporate Controller of LogicVision, Inc., a provider of solutions for designing semiconductor chips. From March 2002 to August 2003, Mr. Chalmers served as Director of Finance at Digital Fountain, Inc., a developer of data communication technology. From October 1999 to January 2002, Mr. Chalmers served as Senior Director of Finance at Sequence Design, Inc., a developer of electronic design automation tools for semiconductor chips. Mr. Chalmers is a Certified Public Accountant. Mr. Chalmers holds bachelor degrees in accounting and commerce from the University of the Witwatersrand, located in Johannesburg, South Africa. There are no family relationships between Mr. Chalmers and any executive officers, directors, or other employees of the Company. Mr. Chalmers has no material interests in any transactions or proposed transactions with the Company.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release dated May 23, 2006*

*This exhibit is furnished to, but not filed with, the Securities and Exchange Commission by inclusion herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VA SOFTWARE CORPORATION a Delaware corporation

By:	/s/ Kathleen R. McElwee
Kathleen R. McElwee Senior Vice President and Chief Financial Officer

Date: May 23, 2006